Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

JOSEPHINE CARINO, ESQ.***

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US****

JESSICA HAGGARD, ESQ. *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.********

HARRIS TULCHIN, ESQ. *********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM

*licensed in CA, FL and NY

**licensed in FL and NY

*** licensed in CA

****licensed in CA, DC, MO and NY

*****licensed in Missouri

*******licensed in NY and NJ

********licensed in NY and NJ

*********licensed in CA and HI (inactive in HI)

April 9, 2026

New Era Energy & Digital, Inc.

200 N. Loraine Street, Suite 1324

Midland, TX 79701

Re:	New Era Energy & Digital, Inc. Offering

Ladies and Gentlemen:

We have acted as securities counsel to New Era Energy & Digital, Inc., a Nevada corporation (the “Company”) in connection with its filing of a prospectus supplement, dated April 9, 2026 (the “Prospectus Supplement”), under the registration statement on Form S-3 (File No. 333-292892) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offering of up to 34,328,357 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. The Shares will be offered, issued and sold pursuant to an underwriting agreement, dated April 9, 2026, by and between the Company and Northland Securities, Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”).

In rendering our opinion set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinion expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and relied on certificates of public officials. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the Underwriting Agreement, have been validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter are limited to the Private Corporations Law of the State of Nevada and the reported judicial decisions interpreting such statute and provisions and the laws of the state of New York and the federal laws of the United States of America. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of Nevada; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinion contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, to be filed on or about the date hereof, and to the reference to our firm therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936